Exhibit 99.1

www.ball.com	Ann T. Scott (303) 460-3537, ascott@ball.com Renee Robinson (303) 460-2476, rarobins@ball.com
News Release For Immediate Release www.ball.com	Investor Contact: Ann T. Scott (303) 460-3537, ascott@ball.com Media Contact: Renee Robinson (303) 460-2476, rarobins@ball.com

Strain to Retire in January 2021; Kaufman Promoted to President of Aerospace Business

WESTMINSTER, Colo., Nov. 4, 2020 — Ball Corporation (NYSE: BLL) today announced that Robert D. Strain, senior vice president, Ball Corporation and president of Ball Aerospace, will retire effective Jan. 1, 2021, after more than 30 years in the aerospace industry. Dr. David Kaufman, chief operating officer of Ball Aerospace since January 2020, will succeed Strain in a similar capacity.

“Rob has had a long and accomplished career in the industry and has successfully led our aerospace business to be a trusted, mission-critical partner to our civil, defense and intelligence customers. We thank him for his leadership during a time of unprecedented growth for Ball Aerospace and wish him well in retirement,” said John A. Hayes, Ball’s chairman, president and chief executive officer. “Rob has worked closely with Dave throughout 2020 to ensure a smooth transition for our business, employees and customers. We are excited about the future and look forward to continued growth and operational excellence under Dave’s leadership.”

Kaufman has more than 25 years of engineering and management experience supporting the aerospace industry and government customers. He joined Ball Aerospace in 2000 as a spacecraft systems engineer and has held several leadership positions of increasing responsibility. He served as vice president and general manager of the National Defense Strategic Business Unit from 2013 to 2019, when he was named chief operating officer in January 2020. Kaufman began his aerospace career as a thermal engineer at Hughes Space & Communications Co.

Kaufman received a B.S. in mathematics from Willamette University, a B.S. in mechanical engineering from Stanford University, and an M.S. and Ph. D in mechanical engineering from the California Institute of Technology.

About Ball Corporation

Ball Corporation supplies innovative, sustainable aluminum packaging solutions for beverage, personal care and household products customers, as well as aerospace and other technologies and services primarily for the U.S. government. Ball Corporation and its subsidiaries employ more than 18,300 people worldwide and reported 2019 net sales of $11.5 billion. For more information, visit www.ball.com, or connect with us on Facebook or Twitter.

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Forward-Looking Statements

This release contains "forward-looking" statements concerning future events and financial performance. Words such as "expects," "anticipates," "estimates," "believes," "targets," "likely," "positions" and similar expressions typically identify forward-looking statements, which are generally any statements other than statements of historical fact. Such statements are based on current expectations or views of the future and are subject to risks and uncertainties, which could cause actual results or events to differ materially from those expressed or implied. You should therefore not place undue reliance upon any forward-looking statements and any such statements should be read in conjunction with, and, qualified in their entirety by, the cautionary statements referenced below. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Key factors, risks and uncertainties that could cause actual outcomes and results to be different are summarized in filings with the Securities and Exchange Commission, including Exhibit 99 in our Form 10-K, which are available on our website and at www.sec.gov. Additional factors that might affect: a) our packaging segments include product capacity, supply, and demand constraints and fluctuations, including due to virus and disease outbreaks and responses thereto; availability/cost of raw materials, equipment, and logistics; competitive packaging, pricing and substitution; changes in climate and weather; footprint adjustments and other manufacturing changes, including the startup of new facilities and lines; failure to achieve synergies, productivity improvements or cost reductions; mandatory deposit or other restrictive packaging laws; customer and supplier consolidation; power and supply chain interruptions; potential delays and tariffs related to the U.K’s departure from the EU; changes in major customer or supplier contracts or a loss of a major customer or supplier; political instability and sanctions; currency controls; changes in foreign exchange or tax rates; and tariffs, trade actions, or other governmental actions, including business restrictions and shelter-in-place orders in any country or jurisdiction affecting goods produced by us or in our supply chain, including imported raw materials, such as those related to COVID-19 and those pursuant to Section 232 of the U.S. Trade Expansion Act of 1962 or Section 301 of Trade Act of 1974; b) our aerospace segment include funding, authorization, availability and returns of government and commercial contracts; and delays, extensions and technical uncertainties affecting segment contracts; c) the company as a whole include those listed above plus: the extent to which sustainability-related opportunities arise and can be capitalized upon; changes in senior management, succession, and the ability to attract and retain skilled labor; regulatory action or issues including tax, environmental, health and workplace safety, including U.S. FDA and other actions or public concerns affecting products filled in our containers, or chemicals or substances used in raw materials or in the manufacturing process; technological developments and innovations; the ability to manage cyber threats and the success of information technology initiatives; litigation; strikes; disease; pandemic; labor cost changes; rates of return on assets of the Company's defined benefit retirement plans; pension changes; uncertainties surrounding geopolitical events and governmental policies both in the U.S. and in other countries, including policies, orders and actions related to COVID-19, the U.S. government elections, stimulus package(s), budget, sequestration and debt limit; reduced cash flow; interest rates affecting our debt; and successful or unsuccessful joint ventures, acquisitions and divestitures, and their effects on our operating results and business generally.

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